Exhibit 10.7

SMC 04 3009

AGREEMENT

Dated: September 16, 2004.

Between:	Metropolitan Mines Corporation, Limited, an Idaho Corporation,	“Metropolitan”

and

	Sterling Mining Company, an Idaho Corporation.	“Sterling”

RECITALS:

1. Metropolitan is the owner of certain patented and unpatented mining claims in Shoshone County, Idaho, as more particularly set forth in Exhibit “1” attached hereto.

2. Sterling has leased the property and assets known as the Sunshine Mine from Sunshine Precious Metals, Inc. and American Reclamation, Inc. and various leases and agreements held by Sunshine Precious Metals, Inc. were assigned to Sterling in said Lease, including the agreements set forth herein.

3. Metropolitan and Sunshine Precious Metals, Inc (then known as Sunshine Mining Company) have for many years been parties to certain agreements concerning the Metropolitan patented and unpatented claims. Those Agreements are as follows:

a.	Agreement dated January 6, 1941 – attached hereto as Exhibit “A” and by this reference incorporated herein.

b.	Agreement dated January 11, 1941 – attached hereto as Exhibit “B” and by this reference incorporated herein.

c.	Letter Modification dated December 23, 1944 – attached hereto as Exhibit “C” and by this reference incorporated herein.

d.	Memorandum of Agreement dated August 17, 1945 – attached hereto as Exhibit “D” and by this reference incorporated herein.

Collectively the foregoing Agreements are referred to as the “Prior Agreements”.

4. Some uncertainty exists as to the status of the Prior Agreements and Sterling and Metropolitan desire to reinstate and reaffirm the Prior Agreements and enter into additional agreements for the purpose of exploring, developing and mining the Metropolitan property.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth and in consideration of the mutual benefits to accrue and expected to accrue to the parties hereto from this Agreement, the adequacy and sufficiency thereof is hereby acknowledge, the parties agree with each other as follows:

Section 1. Adoption of Recitals.

The recitals set forth above are adopted as part of the Agreement of the parties, and the facts set forth therein are acknowledged and agreed to be true, accurate and complete.

1.1	Specifically, Sterling and Metropolitan reaffirm and reinstate the Prior Agreements. All the terms and provisions set forth in said Prior Agreements shall be and remain in full force and effect, except as modified herein.

Section 2. Prior Agreements.

2.1	The Prior Agreements provide, among other things, the granting of right of ways, the right to search, explore, develop and mine Metropolitan’s property and remove rock and ore. The Prior Agreements also provided for ownership of ore within the Metropolitan property and further defined that ownership as follows:

2.1.1	Yankee Girl Vein – net proceeds from ore are to be divided sixteen percent (16%) to Metropolitan and eight four percent (84%) to Sunshine (now Sterling by virtue of the Sterling – Sunshine Lease.

2.1.1.1	The Yankee Girl Vein is defined as anything within two hundred feet (200’) north or south of the Yankee Girl Vein.

2.1.2	Everything south of the Yankee Girl Vein is divided fifty percent (50%) to Metropolitan and fifty percent (50%) to Sunshine (now Sterling – by virtue of the Sterling – Sunshine Lease).

2.2	Subsequent to execution of the Prior Agreements, Sunshine reportedly abandoned twenty five (25) of the unpatented claims, the subject of the Prior Agreements. Sterling relocated said claims and renamed said claims prior to the execution of this Agreement. Sterling shall, as a part of this Agreement convey by appropriate instrument(s) the area previously located by the twenty five (25) unpatented claims set forth in Exhibit “2” to Metropolitan and said unpatented claims shall become a part of this Agreement and Prior Agreements as if the claims had never been abandoned and subsequently relocated by Sterling.

2.2.1	Sterling relocated the twenty five (25) abandoned claims utilizing names and physical locations which are different than those originally utilized by Metropolitan. Notwithstanding said differences, Sterling will use its best efforts to identify the previously abandoned area, convey the area and said unpatented claims shall be treated as the same claims named in the Prior Agreements.

2.2.1.1	If it is subsequently discovered that the claims relocated by Sterling cannot be accurately matched to the original names, the parties agree the claims set forth in Exhibit “2” shall, none the less, be treated as set forth in Section 2.2.

2.2.1.2	If any open ground is discovered within the claim group set forth in Exhibit “2”, Sterling shall locate the same and said claim(s) shall be a part of this Agreement and conveyed to Metropolitan.

2.3	It is intended by Metropolitan that all of its patented and unpatented claims in Shoshone County, Idaho be included in this Agreement. Metropolitan owns a partial interest in the patented claims set forth in Exhibit “1” Table 2.

Section 3. Ores not covered by Prior Agreements.

To the extent the Prior Agreements did not apply to all ores within the Metropolitan property, Metropolitan and Sterling hereby agree that any ores not so covered shall be treated in the same manner as set forth in the Prior Agreements, that is, divided fifty percent (50%) to Metropolitan and fifty percent (50%) to Sterling, subject to the provisions in the Prior Agreements for costs and charges.

3.1	Destroyer Group. Metropolitan and Sterling agree that the claim group previously owned by Metropolitan and known as the Destroyer Group shall also be a part of this Agreement. Those claims previously consisted of eleven (11) unpatented claims know as Izard, Conner, Burns, Bell, Wadleigh, Moffett, Charrette, Haradon, Halligan, Stevens and Newsome, when owned by Metropolitan. The Destroyer Group had been abandoned and relocated by Sterling, in much the same manner as the 25 unpatented claims set forth in section 2.2. Said claims are listed in Exhibit “2”.

3.1.1	Sterling shall use its best efforts to determine the number and names of the unpatented claims relocated by Sterling which previously comprised the area known as the Destroyer Group and convey those unpatented claims to Metropolitan.

3.1.2	The ores within the unpatented claims set forth in this section 3.1, shall be treated as a part of this Agreement, that is, divided fifty percent (50%) to Metropolitan and fifty percent (50%) to Sterling, subject to the provisions in the Prior Agreements for costs and charges.

Section 4. Other Consideration; Advance Royalties.

4.1	As and for additional consideration for entering into this Agreement, Metropolitan and Sterling agree as follows:

4.1.1	Metropolitan shall deliver to Sterling 200,000 shares of Metropolitan restricted common shares;

4.1.2	Commencing on the Effective Date and monthly thereafter, Sterling shall pay to Metropolitan as advance royalty One Thousand Dollars ($1,000.00) per month until such time as ore is produced from the Metropolitan property. Thereafter, no advance royalties shall be due.

4.1.2.1	All advance royalties paid by Sterling shall be treated as direct cost as provided in paragraph 9 of the Agreement dated August 17, 1945, attached hereto as Exhibit “D”.

Section 5. Claim Maintenance Fee.

Sterling shall pay all governmental rental fees for unpatented claims assessed against Metropolitan’s ownership in the unpatented claims beginning with calendar year 2005.

Section 6. Effective Date.

The “Effective Date” shall be the date of execution of this Agreement by Sterling and Metropolitan.

Section 7. Notices.

7.1	Notices to the parties to this Agreement shall be in writing and shall be effective when delivered, or if mailed, shall be effective on the date following mailing by certified mail addressed to the party indicated below or at such other address as the party may indicate to other in writing:

Sterling:	Sterling Mining Company
411 Coeur d’ Alene Ave., Suite 1-A
Coeur d’ Alene, Idaho 83815

Metropolitan:	Metropolitan Mines Corporation, Limited
P.O. Box 469
Wallace, ID 83873

Section 8. Miscellaneous.

8.1	This Agreement shall be governed and interpreted in accordance with the laws of the State of Idaho.

8.2	This Agreement shall be executed in one or more counterparts, each of which shall constitute one and the same agreement.

8.3	The headings or captions contained in each section of this lease are for ease of reference and convenience only, and shall not be considered in connection with the construction of this Agreement or any section hereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year shown above by the undersigned thereunto duly authorized.

STERLING MINING COMPANY, INC

By:	/s/ Raymond De Motte
Raymond De Motte , President
Printed Name and Title

ATTEST:

Printed Name and Title

METROPOLITAN MINES CORPORATION, LIMITED

By:	/s/ Dale B. Lavigne
Dale B. Lavigne, President

ATTEST:

/s/ Dennis O’Brien
Dennis O’Brien, Secretary

State of Idaho	)
) ss.
County of Shoshone	)

On this 15th day of September 2004, before me, a Notary Public in and for the State of Idaho, personally appeared Raymond Demotte and Carol Stephan, President and Secretary, respectively, of Sterling Mining Company, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and each on oath stated that he/she was authorized to execute said instrument.

SUBSCRIBED AND SWORN to before me this 15th day of September, 2004.

State of Idaho	)
) ss.
County of Shoshone	)

On this 16th day of September, 2004, before me, a Notary Public in and for the State of Idaho, personally appeared Dale B. Lavigne and Dennis O’Brien, President and Secretary respectively, of Metropolitan Mines Corporation, Limited, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and each on oath stated that he was authorized to execute said instrument.

SUBSCRIBED AND SWORN to before me this 16th day of September, 2004.

Sharon L. Arthur Notary Public in and for the State of Idaho, Residing at: Mullan, Idaho My Commission Expires: 12-22-09

Metropolitan Mining Company Limited Land Ownership

Table 1: Metropolitan’s unpatented mineral lode claims.

Serial No	Claim Name/Number	County	Mr Twn	Rng Sec
IMC22329	JOHN G	SHOSHONE	08 0480N	0030E 023
IMC22332	LAUREL	SHOSHONE	08 0480N	0030E 022
IMC22358	GRANT	SHOSHONE	08 0480N	0030E 022
IMC22359	HUDSON	SHOSHONE	08 0480N	0030E 022
IMC22360	KING	SHOSHONE	08 0480N	0030E 022
IMC22361	LORA NO 1	SHOSHONE	08 0480N	0030E 022
IMC22362	LORA NO 2	SHOSHONE	08 0480N	0030E 022
IMC22365	MADALENE	SHOSHONE	08 0480N	0030E 022
IMC22369	SAXON	SHOSHONE	08 0480N	0030E 023
IMC22373	STEDEBAKER	SHOSHONE	08 0480N	0030E 023
IMC22374	TOUGH GOING	SHOSHONE	08 0480N	0030E 022
IMC22376	UTICA	SHOSHONE	08 0480N	0030E 022
IMC22377	WAYNE	SHOSHONE	08 0480N	0030E 022
IMC22379	NI WOT	SHOSHONE	08 0480N	0030E 022
1MC22380	BOSTON FRACTION	SHOSHONE	08 0480N	0030E 022

Table 2: Metropolitan’s Patented mineral lode claims,

only partially owned by Metropolitan in Shoshone County

Name	Survey Number
Gretchen	3272
Plover	3272

Exhibit “1”

Unpatented claims to be conveyed to Metropolitan, to be subject to the provisions of the Agreement:

Serial No	Serial No	County	Mr Twn	Rng Sec
IMC186438	COMNER	SHOSHONE	08 0480N	0030E 027
IMC186445	PEARL	SHOSHONE	08 0480N	0030E 027
IMC186436	IZARD	SHOSHONE	08 0480N	0030E 028
IMC186437	IZARD FR.	SHOSHONE	08 0480N	0030E 027
IMC186441	BURNS	SHOSHONE	08 0480N	0030E 027
IMC186442	BELL	SHOSHONE	08 0480N	0030E 027
IMC186091	MET #2	SHOSHONE	08 0480N	0030E 022
IMC 186092	MET #1	SHOSHONE	08 0480N	0030E 022
IMC186093	MET #5	SHOSHONE	08 0480N	0030E 022
IMC185847	MET #4	SHOSHONE	08 0480N	0030E 022
IMC185848	MET #3	SHOSHONE	08 0480N	0030E 022
IMC186088	MET #8	SHOSHONE	08 0480N	0030E 027
IMC186089	MET#6	SHOSHONE	08 04S0N	0030E 022
IMC186090	MET #7	SHOSHONE	08 0480N	0030E 027
IMC186094	MET #10	SHOSHONE	08 0480N	0030E 027
IMC186095	MET #11	SHOSHONE	08 0480N	0030E 022
IMC186451	WADLEIGH	SHOSHONE	08 0480N	0030E 028
IMC186452	WADLEIGH FR.	SHOSHONE	08 0480N	0030E 027
IMC186482	MET #1 FR.	SHOSHONE	08 0480N	0030E 022
IMC186486	MET #13 FR.	SHOSHONE	08 0480N	0030E 022
IMC186484	MET #12	SHOSHONE	08 0480N	0030E 028
IMC186485	MET #13	SHOSHONE	08 0480N	0030E 022
IMC186487	MET #14	SHOSHONE	08 0480N	0030E 021
IMC186900	METROPOLITAN 2 FRACT	SHOSHONE	08 0480N	0030E 022
IMC186901	METROPOLITAN	SHOSHONE	08 0480N	0030E 022

Claims, in addition to the above which were previously a part of the Destroyer Group, to be conveyed to Metropolitan, to be subject to the provisions of the Agreement:

IMC186453	NEWSOME (ptn.)
1MC186455	STEVENS (ptn.)
IMC186456	MALLIGAN (ptn.) (was previously Halligan)
IMC186470	CRESENT # 8 (ptn.)
IMC186484	MET #12 (ptn. of new claim)
IMC186487	MET #14 (ptn. of new claim)
IMC186488	MET #15 (ptn. of new claim)
IMC186489	MET #16 (ptn. of new claim)
IMC 186490	MET #17 (ptn. of new claim)
IMC186491	MET#18 (ptn. of new claim)
IMC186469	CRESENT #1 (ptn.)
IMC186881	COLBERT 2 (ptn.)

Exhibit “2”